UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2016

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Albert Quay Albert Quay, Cork, Ireland
_____________________________________________________________ (Address of principal executive offices)

Registrant’s telephone number, including area code:	353-21-423-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
As a result of (i) the reverse merger (the “merger”) between Johnson Controls, Inc. (“JCI”) and Tyco International plc (“Tyco”), which closed on September 2, 2016, and pursuant to which Tyco changed its name to Johnson Controls International plc (the “Company”), and (ii) the separation of the Company’s automotive seating and interiors business (“Adient”) from the rest of the Company (the “separation”) and the issuance of 100% of the ordinary shares of Adient plc to the Company’s shareholders (the “distribution”) on October 31, 2016, the Company is providing the supplemental financial information contained in Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).
As supplemental information that management believes will be useful to investors, the Company has provided unaudited selected historical information which (i) combines JCI’s historical Building Efficiency business with historical Tyco results of operations as if these businesses had been operated together during the periods presented and (ii) excludes the results of operations for Adient (the “Supplemental Combined Information”).
The merger is accounted for as a reverse acquisition with JCI considered to be acquiring Tyco for accounting purposes, as a result, the amounts reflected in Columns A in Table 1 of the Supplemental Combined Information present the historical as-reported results of JCI and the amounts in Columns B present the as-reported results of the Company. These amounts include the results of Adient for all periods presented and include the results of Tyco for the month of September 2016. The amounts in Column C reflect the impact of the special items, as set forth in the footnotes to Table 1. The amounts in Column D reflect (i) the inclusion of Tyco’s historical results for the period prior to the merger on an adjusted basis1 and (ii) the treatment of Adient as a discontinued operation for the full year.
For the avoidance of doubt, the Supplemental Combined Information is not intended to be, and was not, prepared on a basis consistent with the unaudited pro forma condensed combined financial information in Exhibit 99.3 to the Company’s Current Report on Form 8-K/A filed October 3, 2016 with the U.S. Securities and Exchange Commission (the “Pro Forma 8-K/A Filing”), which provides the pro forma financial information required by Item 9.01(b) of Form 8-K. The Supplemental Combined Information is intentionally different from, but does not supersede, the pro forma financial information in the Pro Forma 8-K/A Filing.
In addition, the Supplemental Combined Information does not purport to indicate the results that actually would have been obtained had the JCI and Tyco businesses been operated together on the basis of the new segment structure during the periods presented, or which may be realized in the future.
Amounts Adjusted for Certain Special Items
The Supplemental Combined Information includes line items, such as sales, income from continuing operations before income taxes, income tax expense, noncontrolling interest, net income and diluted EPS, that have been adjusted for the special items set forth in the notes to Table 1. Such amounts should be viewed in addition to, and not in lieu of, sales, income from continuing operations before income taxes, income tax expense, noncontrolling interest, net income and diluted EPS and other financial measures on an unadjusted basis. In addition, per share amounts presented in the tables take into account the effects of (i) the issuance of ordinary shares to JCI shareholders in connection with the merger, and (ii) the consolidation of Tyco ordinary shares immediately prior to the merger. As a result, share counts reflect shares outstanding as of September 2, 2016 immediately following the consummation of the merger transaction. The notes to Table 1 provide a reconciliation of adjusted amounts with the most directly comparable unadjusted amounts.

The Company’s management believes that these adjusted amounts, when considered together with the unadjusted amounts, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. The Company’s management also believes that these adjusted amounts enhance the ability of investors to analyze trends in the Company’s underlying business and to better understand the Company’s performance. In addition, the Company may utilize adjusted amounts as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for compensation purposes. Adjusted amounts should be considered in addition to, and not as a substitute for, or superior to, unadjusted amounts.
_____________________

1 To reflect the impact of purchase accounting and the impact of special items in a manner consistent with the Company’s current, and JCI’s historical, policies and practices.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1    Unaudited Selected Historical Information Combining JCI and Tyco Operations and Excluding Adient
Operations (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

/s/ Brian J. Stief
Date:	November 8, 2016	Name:	Brian J. Stief
		Title:	Executive Vice President and Chief Financial Officer